UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On August 13, 2012, Opexa Therapeutics, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and announced its results of operations in a press release.  A copy of the press release announcing the results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 3.01.         Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 10, 2012, the Company received a letter from the listing qualifications department staff of the NASDAQ Stock Market notifying the Company that for the last 30 consecutive business days the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of NASDAQ listing rule 5550(a)(2).  The Company was initially provided 180 calendar days, or until August 8, 2012, to regain compliance with the minimum bid price rule.

On August 1, 2012, the Company requested an additional 180-day grace period to regain compliance with NASDAQ’s minimum bid price requirement because the Company’s stock has continued to trade below the $1.00 minimum closing bid price.  NASDAQ staff granted the Company’s extension request on August 9, 2012, and the Company now has until February 4, 2013 to achieve compliance with this listing standard (i.e., by the Company’s common stock maintaining a closing bid price of $1.00 per share or more for a minimum of ten consecutive business days during the additional grace period, or such longer period of time as the NASDAQ staff may require).

While the Company intends to actively monitor the closing bid price of its common stock and consider available alternatives, including implementing a reverse stock split, if necessary, there can be no assurance that the Company will be able to regain compliance.  In the event the Company is unable to regain compliance by February 4, 2013, or if it does not meet the other listing standards, NASDAQ staff could provide notice that the Company’s common stock will become subject to delisting, and in such event, the Company may request a hearing before the NASDAQ Listing Qualifications Panel.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David E. Jorden, age 50, has been appointed as Acting Chief Financial Officer of the Company effective August 15, 2012, with a term of office to serve at the discretion of the Board of Directors.  Mr. Jorden has served as a director of the Company since August 2008, as Chair and member of the Board’s Audit Committee and as a member of the Governance and Nominating Committee. Concurrent with assuming his new role as Acting Chief Financial Officer, Mr. Jorden will step down as Chair and member of the Board’s Audit Committee and as a member of the Governance and Nominating Committee, but will continue to serve as a director.   As Acting Chief Financial Officer, Mr. Jorden will serve as the Company's principal financial and accounting officer, to succeed in that position the Company's President and Chief Executive Officer, Neil K. Warma, who previously held the additional title of Acting Chief Financial Officer.

Mr. Jorden currently also serves as Executive Chairman for Cytomedix, Inc., a publicly-traded regenerative therapies company commercializing and developing innovative platelet and adult stem cell technologies for wound and tissue repair, and has held that position since February 2012, previously serving as an executive board member since October 2008. Prior to Cytomedix, Mr. Jorden served as vice president with Morgan Stanley in its Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals since 2003. From March 2000 to September 2002, Mr. Jorden served as vice president and chief financial officer of Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was a principal with Fayez Sarofim & Co. prior to joining Genometrix. He currently serves as a director of Cytomedix, Inc. and PLx Pharma, Inc., a private specialty pharmaceutical company developing GI safer formulations of proven non-steroidal anti-inflammatory drugs. Mr. Jorden is a Chartered Financial Analyst and Certified Public Accountant. He has extensive experience in various aspects of corporate finance and accounting for public companies, including capital formation and deployment.

Mr. Jorden will receive compensation of $100,000 per annum for his service as a non-employee officer of the Company.  Additionally, he will receive a nonqualified stock option to purchase up to 75,000 shares of the Company’s common stock under the Company’s 2010 Stock Incentive Plan (the “Plan”), such option to have a 10-year term and an exercise price equal to the closing market price of the Company’s common stock on the NASDAQ Capital Market on August 15, 2012.  The option will vest as follows:  (i) one-third upon grant; (ii) one-third at December 31, 2012; and (iii) the remaining one-third on the earlier of June 30, 2013 or such time as the Company appoints a permanent chief financial officer.  The option vesting is subject to continued service as an officer and certain other terms and conditions of the Plan and the Company’s standard award agreement.

Item 8.01          Other Events.

As disclosed in Item 5.02 above, concurrent with assuming his new role of Acting Chief Financial Officer on August 15, 2012, Mr. Jorden will step down as Chair and member of the Board’s Audit Committee and as a member of the Governance and Nominating Committee.  Director Gail J. Maderis, who is an independent Board member with the requisite attributes of an “audit committee financial expert,” will join the Audit Committee.  Director Scott B. Seaman, who currently serves as a member of the Audit Committee, will be the Chair of the Audit Committee.  Director Michael S. Richman will join the Governance and Nominating Committee as a member.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is furnished as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release issued by Opexa Therapeutics, Inc. on August 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	August 13, 2012	OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Opexa Therapeutics, Inc. on August 13, 2012.